                                                                    EXHIBIT 10.6




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                            STOCK PURCHASE AGREEMENT


                                      Among


                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                                       and

                 THE SEVERAL PURCHASERS LISTED ON ANNEX I HERETO











                            Dated as of March 2, 1998




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
                                TABLE OF CONTENTS

                                                                           Page
I. PURCHASE AND SALE OF STOCK; CLOSING......................................1

      SECTION 1.01   Share Issuance, Sale and Delivery .....................1
      SECTION 1.02   Closing ...............................................2

II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................2

      SECTION 2.01   Organization, Qualifications and Corporate Power.......2
      SECTION 2.02   Authorization of Agreements, Etc.......................2
      SECTION 2.03   Validity...............................................3
      SECTION 2.04   Authorized Capital Stock...............................3
      SECTION 2.05   Governmental Approvals.................................3
      SECTION 2.06   Corporate Transactions.................................4

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................4

      SECTION 3.01   Authorization..........................................4
      SECTION 3.02   Validity...............................................4
      SECTION 3.03   Investment Representations ............................5

IV. CONDITIONS PRECEDENT....................................................6

      SECTION 4.01   Conditions Precedent to the
                     Obligations of the Purchasers..........................6
      SECTION 4.02   Conditions Precedent to the
                     Obligations of the Company.............................6

V. MISCELLANEOUS ...........................................................7

      SECTION 5.01   Expenses, Etc..........................................7
      SECTION 5.02   Survival of Agreements.................................7
      SECTION 5.03   Parties in Interest....................................7
      SECTION 5.04   Notices................................................8
      SECTION 5.05   Entire Agreement; Modifications........................8
      SECTION 5.06   Counterparts...........................................8
      SECTION 5.07   Assignment.............................................8
      SECTION 5.08   Governing Law..........................................9

TESTIMONIUM................................................................10

                          INDEX TO EXHIBITS AND ANNEXES



      EXHIBIT                 DESCRIPTION

        A                     Form of Registration Rights Agreement
        B                     Form of Stockholders Agreement

      ANNEX                   DESCRIPTION

        I                     Purchasers

      STOCK PURCHASE AGREEMENT, dated as of March 2, 1998, among UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (the "Company") and the several purchasers listed on Annex I hereto (hereinafter referred to individually as a "Purchaser" and collectively as the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue, sell and deliver to the Purchasers an aggregate 500,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), of the Company;

      WHEREAS, the Purchasers, severally and not jointly, wish to purchase such shares of Class A Common Stock, all on the terms subject to the conditions hereinafter set forth;

      WHEREAS, in order to induce the Purchasers to consummate the transactions contemplated by this Agreement, the Company has agreed to grant to the Purchasers certain registration rights with respect to the shares of Class A Common Stock purchased by them hereunder pursuant to a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"); and

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:



                                       I.

                           PURCHASE AND SALE OF STOCK

      SECTION 1.01 ISSUANCE, SALE AND DELIVERV OF THE SHARES.

      (a) Subject to the terms and conditions set forth herein, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall purchase from the Company, on the Closing Date (as hereinafter defined), the number of shares of Class A Common Stock appearing opposite the name of such Purchaser on Annex I hereto under the heading "Class A Common Shares" (collectively, the "Shares"). On the Closing Date, the Company shall issue certificates in definitive form to each Purchaser, registered in the name of such Purchaser, evidencing the Shares being purchased by it hereunder.

      (b) As payment in full for the Shares being purchased by it hereunder, and against delivery thereof as aforesaid on the Closing Date, each Purchaser shall pay to the Company, by wire transfer of immediately available funds, to an account designated by the Company, the amount appearing opposite the name of such Purchaser on Annex I hereto under the heading "Purchase Price."

      SECTION 1.02 CLOSING. The closing of the sale and purchase of the Shares shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., New York time, on March 2, 1998, or at such other date and time as may be mutually agreed upon by the Purchasers and the Company (such date and time of the closing being herein called the "Closing Date").


                                       II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Purchasers as follows:

      SECTION 2.01 ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on its ability to carry on its business. The Company has the corporate power and authority to own and hold its properties, to carry on its business as currently conducted and to execute and deliver this Agreement, the Stockholders Agreement substantially in the form attached hereto as Exhibit B (the "Stockholders Agreement") and the Registration Rights Agreement, to perform its obligations under this Agreement, the Stockholders Agreement and the Registration Rights Agreement and to issue and deliver the Shares.

      SECTION 2.02 AUTHORIZATION OF AGREEMENTS, ETC.

      (a) Each of the execution and delivery by the Company of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, the performance by the Company of its obligations hereunder and under the Stockholders Agreement and the Registration Rights Agreement, and the issuance and sale by the Company of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of the properties or assets of the Company is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

      (b) The Shares have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Class A Common Stock. The issuance, sale and delivery of the Shares to the Purchasers hereunder is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

      SECTION 2.03 VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Stockholders Agreement and the Registration Rights Agreement, when executed and delivered by the Company as provided in this Agreement, and when executed and delivered by the other parties hereto, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

      SECTION 2.04 AUTHORIZED CAPITAL STOCKS

      (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.01 par value and 20,000,000 shares of Class A Common Stock. No shares of capital stock of the Company have ever been issued.

      (b) Except as contemplated by this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is no binding commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of the Company's capital stock, any evidences of indebtedness or assets, and (iii) the Company has no obligations (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

      SECTION 2.05 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, no registration or filing with,

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or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution and delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, the performance of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, or the issuance, sale and delivery of the Shares.

      SECTION 2.06 CORPORATE TRANSACTIONS. The Company was incorporated on February 27, 1998. Since such date of incorporation, the Company has not conducted any business or otherwise entered into any transactions other than (x) its organization, the adoption of its By-laws and the election of directors and officers and (y) the authorization of this Agreement, the Stockholders Agreement and the Registration Rights Agreement.


                                      III.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

      SECTION 3.01 AUTHORIZATION. The execution, delivery and performance by such Purchaser of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, and the purchase and receipt by such Purchaser of the Shares being purchased by it hereunder have been duly authorized by all requisite action on the part of such Purchaser, and will not violate any provision of law, any order of any court or other agency of government applicable to such Purchaser, the governing instrument of such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

      SECTION 3.02 VALIDITY. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Stockholders Agreement and the Registration Rights Agreement, when executed and delivered by such Purchaser in accordance with this Agreement, and when executed and delivered by the other parties hereto, will constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

      SECTION 3.03 INVESTMENT REPRESENTATIONS.

      (a) Such Purchaser is acquiring the Shares for its own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable law.

      (b) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act of 1933, as amended (the "Securities Act") or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Shares. Such Purchaser will not pledge, transfer, convey or otherwise dispose of any of the Shares, except (i) in connection with a distribution to its partners, or (ii) in a transaction that is the subject of either (x) an effective registration statement under the Securities Act and any applicable state securities laws, or (y) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory, and may be relied on by the Company in making such determination), it being intended that the agreements with respect to the Shares contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Registration Rights Agreement.

      (c) Such Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment in the Shares being purchased by it for an indefinite period of time. Such Purchaser has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

      (d) Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares. Such Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to its purchase of the Shares, and that if such Purchaser is a partnership, it has not been formed solely for the purpose of purchasing the Shares it is purchasing hereunder.


                                       IV.

                              CONDITIONS PRECEDENT

      SECTION 4.01 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of each Purchaser hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date.

      (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

      (c) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to such Purchaser and its counsel.

      (d) STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement.

      SECTION 4.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same effect as

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
though such representations and warranties had been made on and as of such date.

      (b) PERFORMANCE. The Purchasers shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Closing Date.

      (c) ALL PROCEEDINGS TO BE SATISFACTORY. All proceedings to be taken by the Purchasers and any waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

      (d) STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. The Purchasers shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement.


                                       V.

                                  MISCELLANEOUS

      SECTION 5.01 EXPENSES, ETC. The Company shall pay its own expenses. All fees and expenses of the Purchasers incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants or other advisors (i) shall be paid by the Company in the event that such transactions are consummated and (ii) shall be borne by the party incurring such expense in the event such transactions are not consummated. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, made as a result of any agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

      SECTION 5.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Shares pursuant hereto and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

      SECTION 5.03 PARTIES IN INTEREST. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      SECTION 5.04 NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or by overnight courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

      if to the Company, to:


            United Surgical Partners International, Inc.
            5151 Belt Line Road
            Suite 605
            Dallas, Texas 75240
            Facsimile: 972-385-7351
            Attention: Donald Steen

if to any other Purchaser to such Purchaser at the address appearing on Annex I hereto;

            with a copy to:

            Reboul, MacMurray, Hewitt, Maynard & Kristol
            45 Rockefeller Plaza
            New York, New York 101l1
            Facsimile: (212) 841-5785
            Attention: Othon Prounis, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

      SECTION 5.05 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, the Stockholders Agreement and the Registration Rights Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the party to be charged.

      SECTION 5.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 5.07 ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the others.

      SECTION 5.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                          UNITED SURGICAL PARTNERS
                                          INTERNATIONAL, INC.

                                          By /s/ DONALD STEEN
                                          Name:  Donald Steen
                                          Title: Chairman & CEO


                                          PURCHASERS:

                                          WELSH, CARSON, ANDERSON
                                          & STOWE VII, L.P.

                                          By: WCAS VII Partners, L.P.
                                          General Partner

                                          By /s/ LAURA VANBUREN
                                          Name:  Laura VanBuren
                                          Title: General Partner


                                          WCAS HEALTHCARE PARTNERS, L.P.

                                          By: WCAS HC Partners
                                          General Partner

                                          By /s/ RUSSELL L. CARSON
                                          Name:  Russell L. Carson
                                          Title: General Partner

                                          Patrick J. Welsh
                                          Russell L. Carson
                                          Bruce K. Anderson
                                          Richard H. Stowe
                                          Andrew M. Paul
                                          Thomas E. McInerney
                                          Robert A. Minicucci
                                          Anthony J. deNicola
                                          Paul B. Queally


                                          /s/ LAURA VANBUREN
                                          By  Laura VanBuren
                                          Attorney-in-Fact


                                          /s/ LAURA VANBUREN
                                              Laura VanBuren


                                          /s/ RUDOLPH E. RUPERT
                                              Rudolph E. Rupert


                                          /s/ D. SCOTT MACKESY
                                              D. Scott Mackesy


                                          /s/ DONALD STEEN
                                              Donald Steen

                              ANNEX I - PURCHASERS

                                                     Class A          Purchase
                                                     Common Shares    Price
                                                     -------------    --------

Welsh, Carson Anderson
  & Stowe VII, L.P.                                  415,391          $  830,782
WCAS Healthcare Partners, L.P.                         6,208              12,416
Patrick J. Welsh                                       5,064              10,128
Russell L. Carson                                      5,064              10,128
Bruce K. Anderson                                      5,064              10,128
Richard H. Stowe                                         887               1,774
Andrew M. Paul                                           887               1,774
Thomas E. McInerney                                    2,661               5,322
Laura VanBuren                                            45                  90
Robert A. Minicucci                                      887               1,774
Anthony deNicola                                         310                 620
Rudolph E. Rupert                                        133                 266
Paul B. Queally                                          683               1,366
D. Scott Mackesy                                         177                 354

c/o Welsh, Carson, Anderson
  & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022-9500

Donald Steen                                          56,539          $  113,078

c/o United Surgical Partners
   International, Inc.
5151 Belt Line Road
Suite 605
Dallas, Texas 75240
Facsimile: 972-385-7351
                            Total:                   500,000          $1,000,000